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                                                             EXHIBIT 23


We consent to the incorporation by reference in this Annual Report
(Form 10-K) of Source One Mortgage Services Corporation of our report dated January 26, 1996, included in the 1995 Annual Report to Shareholder of Source One Mortgage Services Corporation.

We consent to the incorporation by reference in the Registration
Statements (Form S-3 No. 33-47025 and Form S-4 No. 33-62765) of Source One Mortgage Services Corporation and in the related Prospectuses of our report dated January 26, 1996, with respect to the consolidated financial statements of Source One Mortgage Services Corporation incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1995.


                                               Ernst & Young LLP

Detroit, Michigan
March 25, 1996